Exhibit 99.1

Ingersoll Rand Contact:	Trane Contact:
Paul Dickard (Media)	Skip Colcord (Media)
(201) 573-3120	(732) 980-3065
Joe Fimbianti (Analysts)	Bruce Fisher (Analysts)
(201) 573-3113	(732) 980-6095

INGERSOLL RAND TO ACQUIRE TRANE INC. FOR

APPROXIMATELY $10.1 BILLION

•	Transaction Creates a Global Diversified Industrial Company with expected Pro Forma 2008 Revenues of $17 Billion and $2 Billion of EBIT

•	Transaction Immediately Accretive to Earnings with Estimated 2008 EPS of $4.00

•	Cost and Revenue Synergies are Expected to Exceed $300 million by 2010

•	Acquisition Price for Trane of $36.50 Per Share in Cash and 0.23 shares of Ingersoll Rand Common Stock per each Trane Share Equal to Approximately $48.00 in Total Value per Trane Share

Hamilton, Bermuda and Piscataway, New Jersey, December 17, 2007 – Ingersoll-Rand Company Limited (NYSE:IR) announced today that it has executed a definitive agreement to acquire Trane, Inc. (NYSE:TT), formerly American Standard Companies Inc., in a transaction valued at approximately $10.1 billion, including transaction fees and the assumption of approximately $150 million of Trane net debt. Trane is a global leader in indoor climate control systems, services and solutions with expected 2007 revenues of $7.4 billion.

Under the terms of the merger agreement, which has been approved by the Boards of Directors of both companies, Ingersoll Rand will acquire all outstanding common stock of Trane. Holders of Trane’s approximately 200 million common shares will receive a

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combination of $36.50 in cash and 0.23 Ingersoll Rand shares of common stock per each Trane share. The total value for this transaction was $47.81 per Trane share based on the closing price as of December 14, 2007. The transaction which is expected to close late in the first quarter or early in the second quarter of 2008, is subject to approval by Trane shareholders, regulatory approvals and customary closing conditions.

Herbert L. Henkel, Ingersoll Rand chairman, president and chief executive officer, said, “The combination of Ingersoll Rand and Trane will create a global, diversified industrial company with projected pro forma 2008 revenues of $17 billion. The new Ingersoll Rand portfolio will include an $11 billion Climate Control business which will offer high value equipment, systems and services necessary for delivering solutions across the temperature spectrum for indoor, stationary, and transport applications worldwide.

“As a result of expected revenue and cost synergies, we are confident that this acquisition will improve Ingersoll Rand’s future earnings growth potential. We believe the new Ingersoll Rand will be capable of sustaining annual organic revenue growth averaging 5-7% and EPS growth exceeding 15% per year, both in excess of our former growth guidance. In particular, assuming timely consummation of the proposed acquisition, we anticipate earnings of $4.00 per share in 2008.”

Fred Poses, Trane Chairman and CEO said, “For our shareowners, this offer represents an attractive price for our shares today and the opportunity to participate in a powerful global diversified industrial company in the future. Combining Trane and Ingersoll Rand’s climate control operation creates a very strong business. With the size, strength and operational effectiveness of a $17 billion global industrial company, we believe this combination is best for our customers, employees and shareowners in the long term.” Poses will remain in his position until the acquisition is completed.

“This acquisition represents a significant next step in Ingersoll Rand’s decade-long transformation to become a leading global diversified industrial company, with strong market positions across the climate control, industrial and security markets,” said Henkel. “The acquisition of Trane meets our long-term objectives of significantly increasing consistency of revenue and income streams, adding strong brands and market positions, and further strengthening the organic growth potential of our portfolio. Trane’s leadership position in the global commercial and residential climate control industry enhances our own highly regarded Hussmann and Thermo King brands.

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“Trane’s demonstrated long-term organic growth rate, averaging 7% to 8% per year, compares favorably to the organic growth targets we have established for our business portfolio. Trane’s talented management team and employees have delivered consistent revenue growth and operating margins throughout all phases of the business cycle.

“We believe Trane will deliver strong growth and profitability going forward. Based upon market fundamentals such as rising energy costs and conservation initiatives, we expect solid replacement-demand for energy-efficient products and for retrofit and refurbishment of current systems. Trane’s large installed base of equipment and systems will provide profitable aftermarket growth potential. Also, Trane has the leading market position in North America, and is growing strongly and increasing penetration in international markets.

“On a combined basis, Ingersoll Rand’s climate control operations are projected to have revenues of approximately $11 billion in 2008 and will have a significant presence in all major segments of the associated industries worldwide. It is anticipated this combination will produce annual pre-tax cost and revenue synergies exceeding $300 million by 2010. Anticipated synergies include purchased material savings through supplier rationalization and procurement leverage, improvements in manufacturing costs, and lower general and administrative costs. Longer term, we will benefit from synergies related to cross selling and service revenue expansion.”

Trane Inc., previously named American Standard Companies Inc., provides systems and services that enhance the quality and comfort of the air in homes and buildings around the world. The company offers customers a broad range of energy-efficient heating, ventilation and air conditioning systems; dehumidifying and air cleaning products; service and parts support; advanced building controls; and financing solutions. The company’s systems and services have leading positions in premium commercial, residential, institutional and industrial markets; a reputation for reliability, high quality and product innovation; and a powerful distribution network. Trane’s 2007 annual revenues are expected to approximate $7.4 billion. Trane has more than 29,000 employees and 29 production facilities worldwide.

Ingersoll Rand is a global diversified industrial firm providing products, services and solutions to transport and protect food and perishables, secure homes and commercial properties, and enhance industrial productivity and efficiency. Driven by a 100-year-old tradition of technological innovation, Ingersoll Rand enables companies and their customers to create progress. Ingersoll Rand’s 2007 annual revenues are projected to be approximately $8.7 billion. The company has 35,000 employees and 80 manufacturing facilities worldwide.

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Credit Suisse, Goldman, Sachs & Co. and J. P. Morgan Securities Inc. served as financial advisors to Ingersoll Rand, and Simpson Thacher & Bartlett LLP served as its legal advisor. Lazard served as financial advisors to Trane, and Skadden, Arps, Slate, Meagher & Flom LLP served as its legal advisor.

Conference Call

Ingersoll Rand will provide more detail about this transaction during a conference call at 10:00 AM today hosted by Herb Henkel. To listen to the conference call on-line and to view and download the slide presentation, please go to http//www.ingersollrand.com and select the “Special Announcement” graphic on the home page.

This filing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions and other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of the management of Ingersoll-Rand Company Limited (“IR”) and Trane Inc. (“Trane”) and involve a number of significant risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: failure to satisfy any of the conditions of closing, including the failure to obtain Trane stockholder approval; the risks that IR’s and Trane’s businesses will not be integrated successfully; the risk that IR and Trane will not realize estimated cost savings and synergies; costs relating to the proposed transaction; disruption from the transaction making it more difficult to maintain relationships with customers, employees, distributors or suppliers; the level of end market activity in IR’s and Trane’s commercial and residential market; weather conditions that could negatively or positively affect business and results of operations; additional developments which may occur that could affect the IR’s or Trane’s estimate of asbestos liabilities and recoveries; unpredictable difficulties or delays in the development of new product technology; fluctuations in pricing of our products, the competitive environment and related market conditions; changes in law or different interpretations of laws that may affect Trane’s or IR’s expected effective tax rate; increased regulation and related litigation; access to capital; and actions of domestic and foreign governments. Additional factors that could cause IR’s and Trane’s results to differ materially from those described in the forward-looking statements can be found in the 2006 Annual Report on Form 10-K of IR and the 2006 Annual Report on Form 10-K of Trane filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Neither IR nor Trane undertakes any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made.

This communication is being made in respect of the proposed merger transaction involving IR, Trane and Indian Merger Sub, Inc. In connection with the proposed transaction, IR will file with

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the SEC a registration statement on Form S-4 and Trane will mail a proxy statement/prospectus to its stockholders, and each will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to Trane’s stockholders. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about IR and Trane, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Ingersoll-Rand Company Limited, P.O. Box 0445, 155 Chestnut Ridge Road, Montvale, NJ 07645 Attention: Investor Relations, (201) 573-0123, or to Trane Inc., One Centennial Avenue, Piscataway, NJ 08855 Attention: Investor Relations, (732) 980-6125.

IR, Trane and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding IR’s directors and executive officers is available in IR’s proxy statement for its 2007 annual meeting of stockholders and IR’s 2006 Annual Report on Form 10-K, which were filed with the SEC on April 23, 2007 and March 1, 2007, respectively, and information regarding Trane’s directors and executive officers is available in Trane’s proxy statement for its 2007 annual meeting of stockholders and Trane’s 2006 Annual Report on Form 10-K, which were filed with the SEC on March 23, 2007 and February 26, 2007, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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